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                                                                     Exhibit 4.2

                                                                     [Execution]

                               AMENDMENT NO. 1 TO
                           LOAN AND SECURITY AGREEMENT

         AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT ("Amendment No. 1"), dated as of April 25, 2003, by and among PEMSTAR Inc., a Minnesota corporation ("Parent"), Turtle Mountain Corporation, a North Dakota Corporation ("Turtle Mountain"), PEMSTAR Pacific Consultants Inc., a California corporation ("PPC", and together with Parent and Turtle Mountain, each individually a "Borrower" and collectively, "Borrowers"), Gentlelife, Inc., a California corporation, formerly known as Kinderlife Instruments Inc. ("Guarantor") and Congress Financial Corporation (Central), an Illinois corporation, in its capacity as administrative and collateral agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity "Agent").

                              W I T N E S S E T H :

         WHEREAS, Agent, Borrowers, Guarantor, Fleet Capital Corporation, a Rhode Island corporation, in its capacity as Documentation Agent for Lenders (in such capacity, "Documentation Agent"), Wachovia Bank, N.A., a national banking association, in its capacity as Arranger for Lenders (in such capacity, "Arranger") and the parties to the Loan Agreement as lenders, whether by execution of the Loan Agreement or an Assignment and Acceptance (individually, each a "Lender" and collectively, "Lenders"), have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made, and may make, loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated April 25, 2003, among Agent, Borrowers, Guarantors, Documentation Agent, Arranger and Lenders (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended and supplemented, collectively, the "Financing Agreements").

         WHEREAS, Borrowers and Guarantor have requested that Agent and Lenders amend the Loan Agreement to increase the Maximum Credit available to Borrowers from $80,000,000 to $90,000,000;

         WHEREAS, Agent and Lenders are willing to agree to such amendment, subject to the terms and conditions herein; and

         WHEREAS, by this Amendment No. 1, Agent, Lenders, Borrowers and Guarantor desire and intend to evidence such amendment.

         NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

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     1. Definitions.

         (a) Amendment to Definitions. All references to the term "Maximum Credit" in the Loan Agreement and any of the other Financing Agreements and each such reference is hereby amended to mean $90,000,000.

         (b) Interpretation. For purposes of this Amendment No. 1, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.

     2. Commitments. The Commitment of Congress is hereby amended to be $60,000,000 and upon the effectiveness of the Assignment and Acceptance between Congress and U.S. Bank National Association referred to below, the Commitment of Congress shall be reduced to $50,000,000 and the Commitment of U.S. Bank National Association shall be $10,000,000 as set forth in such Assignment and Acceptance.

     3. Additional Representations, Warranties and Covenants. Each Borrower and Guarantor represents, warrants and covenants with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof:

         (a) This Amendment No. 1 has been duly executed and delivered by each Borrower and Guarantor and is in full force and effect as of the date hereof and the agreements and obligations of each Borrower and Guarantor contained herein constitute legal, valid and binding obligations of each Borrower and Guarantor enforceable against each of them in accordance with their respective terms.

         (b) No action of, or filing with, or consent or any governmental or public body or authority, and no approval or consent of any other party, is or will be required to authorize, or is or will be otherwise required in connection with, the execution, delivery and performance of this Amendment No. 1.

     4. Conditions Precedent. The effectiveness of the amendment contained herein shall be subject to the satisfaction of each of the following, in a manner satisfactory to Agent and its counsel:

         (a) Agent shall have received this Amendment No. 1 duly authorized, executed and delivered by the parties hereto; and

         (b) Congress shall have received the Assignment and Acceptance between Congress, as assignor and U.S. Bank National Association, as assignee and the assignment by Congress to U.S. Bank National Association thereunder shall be effective.

     5. Effect of this Amendment. Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers shall not be entitled to any other or further amendment or consent by virtue of the provisions of this Amendment No. 1 or with respect to the subject matter of this Amendment No. 1. To the extent of conflict between the terms of this Amendment No. 1 and the other Financing Agreements, the terms of this Amendment No. 1 shall control. The Loan Agreement and this Amendment No. 1 shall be read and construed as one agreement.

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     6.  Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment No. 1.

     7. Governing Law. The validity, interpretation and enforcement of this Amendment No. 1 and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

     8. Binding Effect. This Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     9. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 1.

     10. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 1, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 1 by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 1. Any party delivering an executed counterpart of this Amendment No. 1 by telefacsimile also shall deliver an original executed counterpart of this Amendment No. 1, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 1 as to such party or any other party.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their authorized officers as of the day and year first above written.

AGENT                                       BORROWERS

CONGRESS FINANCIAL CORPORATION              PEMSTAR INC.
  (CENTRAL), as Agent

By: /s/ Richard K. Schultz                  By: /s/ Greg S. Lea
   ---------------------------                 ---------------------------

Title: Vice President                       Title: CFO
      ------------------------                    ------------------------

TURTLE MOUNTAIN CORPORATION                 PEMSTAR PACIFIC CONSULTANTS INC.

By: /s/ Linda U. Feuss                      By: /s/ Linda U. Feuss
   ---------------------------                 ---------------------------

Title: Secretary                            Title: Secretary
      ------------------------                    ------------------------

LENDERS

CONGRESS FINANCIAL CORPORATION              FLEET CAPITAL CORPORATION
  (CENTRAL)

By: /s/ Richard K. Schultz                  By: /s/ Michael W. Scolaro
   ---------------------------                 ---------------------------


Title: Vice President                       Title: Senior Vice President
      ------------------------                    ------------------------

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